Exhibit 1.1

ArcelorMittal

Debt Securities
Debt Securities Convertible into Ordinary Shares
Ordinary Shares
Rights to Purchase Ordinary Shares

Underwriting Agreement Standard Provisions

From time to time, ArcelorMittal, a Luxembourg société anonyme (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of (i) the debt securities, including debt securities convertible into Ordinary Shares (as defined below), designated in such Underwriting Agreement (the “Debt Securities”), (ii) the ordinary shares, without nominal value (the “Ordinary Shares”) and (iii) the rights to purchase Ordinary Shares (the “Rights” and, together with the Ordinary Shares, the “Equity Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative (the “Representative”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement”. Unless otherwise specified in the Underwriting Agreement, if Debt Securities are being issued on the Closing Date, the Debt Securities will be issued pursuant to an Indenture dated as of June 1, 2015 between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) and Citibank, N.A., as securities administrator (the “Securities Administrator”), as applicable with respect to the Securities, as supplemented by a supplemental indenture (as supplemented, the “Indenture”). The Debt Securities and Equity Securities are collectively referred to herein as the “Securities”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.            Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form F-3 (File No. 333-                ) including any post-effective amendments thereto, including a prospectus (the “Base Prospectus”), relating to the Securities and certain other debt and equity securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Base Prospectus. All references in this Agreement to financial statements and schedules and other information which is “given,” “contained,” “included,” “stated” or “described” in the Registration Statement, any Preliminary Prospectus or any Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that are incorporated by reference in or otherwise deemed by the rules and regulations under the Securities Act to be a part of or included in the Registration Statement, any Preliminary Prospectus or any Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or any Prospectus (or other references of like import) shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is incorporated by reference in or otherwise deemed by the rules and regulations under the Securities Act to be a part of or included in the Registration Statement, such Preliminary Prospectus or any Prospectus, as the case may be.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of the Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.

At or prior to the time when sales of Securities will first be made, the Company will prepare certain information, which will be identified in Schedule 3 to the Underwriting Agreement and which, together with the Preliminary Prospectus most recently used prior to the execution of the Underwriting Agreement constitute the “Time of Sale Information” for such offering of Securities. The “Time of Sale” will be defined in the Underwriting Agreement.

2.            Purchase of the Securities by the Underwriters. (a)  The Company agrees to issue and sell the Securities to the several Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and as amended or completed in the Underwriting Agreement and subject to the conditions set forth herein and in the Underwriting Agreement, agrees, severally and not jointly, to purchase from the Company the respective principal amount or number of Securities set forth opposite such Underwriter’s name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b)            Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(c)            The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any other person.

3.            Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement (the “date hereof” herein); and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and, if Debt Securities are being issued, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it is being understood and agreed that the only such information consists of the Underwriter Information (as defined in the Underwriting Agreement).

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information, it is being understood and agreed that the only such information consists of the Underwriter Information.

(c)            Issuer Free Writing Prospectus. The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement and (v) any electronic road show that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Time of Sale Information filed prior to the first use of such Issuer Free Writing Prospectus, did not, at the Time of Sale, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any supplement or amendment deemed to be a part thereof that has not been superseded or modified; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus, it is being understood and agreed that the only such information consists of the Underwriter Information.

(d)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)            Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby and any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(f)            No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its significant subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a future material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its significant subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its significant subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)            Incorporation and Valid Existence. The Company and each of its significant subsidiaries are duly incorporated and are validly existing under the laws of their respective jurisdictions of incorporation, with full power and capacity to own or lease their respective property and assets and conduct their respective business as described in the Registration Statement, the Time of Sale Information and the Prospectus, and are lawfully qualified to do business in those jurisdictions in which business is conducted by them, except where the failure to be so qualified, validly existing or have such power or capacity would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement or the Debt Securities (a “Material Adverse Effect”).

(h)            Capitalization. All the outstanding shares of capital stock or other equity interests of the Company and each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and in case of shares or other equity interests in significant subsidiaries of the Company are owned directly or indirectly by the Company, free and clear of any lien (other than liens created by operation of law), charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (except that, no representation is made with respect to shares or other equity interests in any significant subsidiary that are not owned, directly or indirectly, by the Company or in the case of any foreign significant subsidiary, for directors’ qualifying shares), and except as otherwise described in each of the Registration Statement, the Time of Sale Information and the Prospectus (including the documents incorporated by reference therein).

(i)            Due Authorization. The Company has full right, power and authority to execute and deliver (as applicable) this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j)            The Indenture. If Debt Securities are being issued, the Indenture has been duly authorized by the Company, duly qualified under the Trust Indenture Act and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by general principles of equity (collectively, the “Enforceability Exceptions”).

(k)            The Debt Securities. If Debt Securities are being issued, the Debt Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(l)            Underwriting Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(m)            The Ordinary Shares. If Ordinary Shares are being delivered on the Closing Date, such Ordinary Shares to be sold by the Company hereunder have been duly authorized and are validly issued and will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus; the delivery of the Shares is not subject to any preemptive or similar rights. If Ordinary Shares are being delivered on the Closing Date or if Debt Securities convertible into Ordinary Shares are being issued on the Closing Date, the outstanding Ordinary Shares conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Prospectus and the Prospectus; all of the issued and outstanding shares of Ordinary Shares have been duly authorized and validly issued, are fully paid and nonassessable; and none of the outstanding shares of Ordinary Shares were issued in violation of any preemptive or similar rights.

(n)            The Underlying Shares. Unless otherwise specified in the Underwriting Agreement for a transaction, if Debt Securities convertible into Ordinary Shares are being issued, upon issuance and delivery of such Debt Securities in accordance with this Agreement and the Indenture, such Debt Securities will be mandatorily convertible into shares (the “Underlying Shares”) consisting of new and/or existing Ordinary Shares in accordance with their terms and the terms of the Indenture and subject to the conditions therein. Unless otherwise specified in the Underwriting Agreement, the issuance of new Ordinary Shares upon conversion of such Debt Securities has been duly authorized by the Company, and, such new Ordinary Shares will, upon issue in accordance with the terms of, and against delivery of, such Debt Securities, be validly issued, fully paid and non-assessable, and the issuance of the new Ordinary Shares will not be subject to any preemptive or similar rights.

(o)            Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Registration Statement, the Time of Sale Information and the Prospectus.

(p)            No Violation or Default. Neither the Company nor any of its significant subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to it, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q)            No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities (including, if applicable the delivery of existing Ordinary Shares or the issuance of new Ordinary Shares, upon conversion of Debt Securities convertible into Ordinary Shares), and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents do not or will not, as the case may be (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its significant subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its significant subsidiaries is a party or by which the Company or any of its significant subsidiaries is bound or to which any of the property or assets of the Company or any of its significant subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its significant subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)            No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Securities Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters, and (iii) as may be required for any admission to listing of the Securities on the New York Stock Exchange and on all other exchanges where the Ordinary Shares are currently listed.

(s)            Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its significant subsidiaries is a party or to which any property of the Company or any of its significant subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its significant subsidiaries, would have a Material Adverse Effect; and no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened by any governmental or regulatory authority or by others.

(t)            Independent Accountants. The Company’s independent public accountants who have audited certain financial statements of the Company and its subsidiaries, included or incorporated by reference in each of the Registration Statement, Time of Sale Information and the Prospectus, are independent registered public accounting firms with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)            Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)            Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w)            Status Under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act and in each case at the times specified in the Securities Act in connection with the offering of the Securities.

(x)            No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its significant subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its significant subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect and except as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(y)            Title to Real and Personal Property. The Company and its significant subsidiaries have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its significant subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its significant subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z)            Licenses and Permits. The Company and its significant subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any of its significant subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(aa)         Disclosure Controls. The Company maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(bb)      Taxes; Passive Investment Company Status. The Company and its significant subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its significant subsidiaries or any of their respective properties or assets. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Prospectus, the Company believes that it was not a passive foreign investment company (as defined in section 1297 of the Internal Revenue Code of 1986, as amended) (“PFIC”) with respect to its most recent taxable year, and does not anticipate being a PFIC for the current taxable year or the foreseeable future.

(cc)      Accounting Controls. The Company and its significant subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) is effective and the Company is not aware of any material weakness in its internal control over financial reporting.1

(dd)      Compliance with Sanctions and Anti-Corruption. Neither the Company nor any of its material subsidiaries nor, to the knowledge of the Company, any director or officer of the Company is currently a person with whom dealings are restricted or prohibited under any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or any other U.S., EU, United Nations or UK economic sanctions (“Sanctions Target”); (a) to the extent the Company has non-material subsidiaries that are Sanctions Targets, they (i) do not collectively constitute a material subsidiary and (ii) are Sanctions Targets solely by reason of being located, organized, or operating in a country or territory that is subject to Sanctions broadly prohibiting dealings with such country or territory (a “Sanctioned Country”) and (b) to the extent the Company has any employees that are Sanctions Targets, such employees are Sanctions Targets solely by reason of being located or resident in a Sanctioned Country; neither the Company nor any of its subsidiaries will lend, invest, contribute or otherwise make available directly or indirectly the proceeds raised in connection with the issue and sale of the Securities to, or for the benefit of, any then-current Sanctions Target; neither the Company nor any of its subsidiaries has engaged in any activity or conduct which would violate any applicable anti-bribery or anti-corruption law or regulation; and the Company has instituted and maintains policies and procedures designed to prevent bribery and corruption.

1       Applicability of or changes to Section 3(cc) to be specified in the Underwriting Agreement

(i)            As used in this Section 3(bb), “material subsidiary” means, at any time, a subsidiary of the Company whose gross assets or pre-tax profits (excluding intra-Group (as defined below) items) then equals or exceeds 5% of the gross assets or pre-tax profits of the Group. For this purpose: (1) the gross assets or pre-tax profits of a subsidiary of the Company will be determined from its financial statements (unconsolidated if it has subsidiaries) upon which the latest audited financial statements of the Group have been based; (2) if a company becomes a member of the Group after the date on which the latest audited financial statements of the Group have been prepared, the gross assets or pre-tax profits of that subsidiary will be determined from its latest financial statements; (3) the gross assets or pre-tax profits of the Group will be determined from its latest audited financial statements, adjusted (where appropriate) to reflect the gross assets or pre-tax profits of any company or business subsequently acquired or disposed of; and (4) if a material subsidiary disposes of all or substantially all of its assets to another subsidiary of the Company, it will immediately cease to be a material subsidiary and the other subsidiary (if it is not already) will immediately become a material subsidiary; the subsequent financial statements of those subsidiaries and the Group will be used to determine whether those subsidiaries are material subsidiaries or not. If there is a dispute as to whether or not a company is a material subsidiary, a certificate of the auditors of the Company will be, in the absence of manifest error, conclusive and binding on the Company and the Underwriters.

(ii)            As used in this Section 3(bb), “subsidiary” means:

(1)            an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership (and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise); and

(2)            in relation to the Company, an entity which fulfils the definition in paragraph (i) above and which is included in the consolidated financial statements of the Company on a fully integrated basis.

(iii)            As used in this Section 3(bb), the term “Group” means the Company and its subsidiaries that are included in the Company’s most recently published financial statements on a fully integrated basis.

(ee)      No Unlawful Payments. Neither the Company nor any of its significant subsidiaries nor, to the knowledge of the Company, any director, officer or employee acting on behalf of the Company or any of its significant subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977.

(ff)      No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities. The Company authorizes the underwriters to make such public disclosure of information relating to stabilization of the Securities as is required by applicable law, regulation and guidance and acknowledges that the Underwriters may engage in market making transactions in the Securities in accordance with Regulation M under the Exchange Act.

(gg)      Sarbanes-Oxley Act. There is and has been no material failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(hh)      No Restrictions or Withholding Taxes on Payments. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in Luxembourg or in the United States in connection with the execution and delivery of the Underwriting Agreement, the Indenture or the issuance or sale of the Securities. Other than as described in the Time of Sale Information and the Prospectus, under the current laws and regulations of Luxembourg, all payments of principal, premium (if any) and interest on the Debt Securities, and all dividends and distributions on the Ordinary Shares, may be paid by the Company to the registered holder thereof in U.S. dollars (that may be obtained through conversion of the Euro) that may be freely transferred out of Luxembourg, and all such payments and other distributions made to holders of the Securities who are non-residents of Luxembourg and who have no permanent establishment nor permanent representative in Luxembourg to which the Securities are attributable will not be subject to Luxembourg income, withholding or other taxes under the laws and regulations of Luxembourg and are otherwise free and clear of any other tax, duty withholding or deduction in Luxembourg and without the necessity of obtaining any governmental authorization in Luxembourg.

(ii)          Compliance with Money Laundering Laws. The operations of the Company, in its capacity as a non-financial institution, are and have at all times been, so far as the Company is aware, conducted in compliance with all material applicable financial recordkeeping and reporting requirements of the Money Laundering Laws (as defined below) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or, to the best of the Company’s knowledge, threatened, where “Money Laundering Laws” means the money laundering statutes of any jurisdiction in which the Issuer operates, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency.

(jj)      Cyber Security; Data Protection. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications and databases (collectively, “IT Systems”) and data (including personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, except as disclosed in the Registration Statement, the Time of Sale Information or any Prospectus, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court, arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

4.            Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)            Filings with the Commission. The Company will (i) pay the registration fees for this the registration of the Securities within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Securities Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act. The Company will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)            Delivery of Copies. The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto) and each Issuer Free Writing Prospectus (if applicable) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the reasonable opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or any Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects within a reasonable time.

(d)            Notice to the Representative. The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request during the offering period by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or any Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or any Prospectus or suspending any such qualification of the Securities and, if any such order is issued, to obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information to comply with applicable law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (b) above, furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with applicable law.

(f)            Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(g)            Blue Sky Compliance. The Company will arrange, if necessary, for the qualification of the Securities for offer and sale by the Underwriters under the laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offer and sale of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            Earning Statement. The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder.

(i)            Clear Market. During the period from the date hereof through and including the Closing Date of an issuance of Debt Securities, the Company will not, without the prior written consent of the Representative, not to be unreasonably withheld or delayed, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than one year, other than the debt securities offered and sold exclusively outside the United States in reliance on Regulation S under the Securities Act. The Underwriting Agreement will contain the relevant clear market provision, as applicable to Equity Securities being issued.

(j)            Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

(k)            No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities. The Company authorizes the underwriters to make such public disclosure of information relating to stabilization of the Securities as is required by applicable law, regulation and guidance, and will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities.

(l)            Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(m)            Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)            Underlying Shares. If Debt Securities convertible into Ordinary Shares are being issued, the Company will reserve and/or keep available at all times, free of preemptive rights, the maximum number shares of Ordinary Shares required for the purpose of enabling the Company to satisfy all obligations to deliver Ordinary Shares upon conversion of the Debt Securities; the Company will use its best efforts to cause the Ordinary Shares to continue to be eligible for listing on the New York Stock Exchange or any other U.S. national securities exchange or an established automated over-the-counter trading market in the United States.

(o)            Reports. If Debt Securities are to be issued on the Closing Date, so long as such Debt Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Equity Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Interactive Data Electronic Applications system.

(p)            Withholding Tax. All payments by the Company hereunder shall be made without withholding or deduction of any taxes, duties or levies, except as required by applicable law. If any such withholding or deduction is required to be made with respect to any payment to any Underwriter, the Company will pay such additional amounts such that the Underwriters would receive the same amounts that would have been received absent such withholding or deduction.

5.            Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus).”

(b)            Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.

(c)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d)            It has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the European Economic Area. For the purposes of this provision:

(i)            the expression “retail investor” means a person who is one (or more) of the following:

(A)            a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B)            a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C)            not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”);

(ii)            the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.1

(e)            In relation to each Member State of the European Economic Area (“EEA”), it has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Prospectus to the public in that Member State, except that it may make an offer of such Securities to the public in that Member State to any legal entity which is a qualified investor as defined in the Prospectus Regulation, provided that no such offer of Securities shall require the Company or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

The underwriters shall require any person who acquires the Securities to represent and warrant that he is a Qualified Investor within the meaning of the Prospectus Regulation.

For the purposes of this provision, the expression “an offer of Securities to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities and the expression "Prospectus Regulation" means Regulation (EU) 2017/1129 (as amended or superseded).

(f)            In relation to each Member State of the European Economic Area, it has not made and will not make an offer to the public of the Securities which are the subject of the offering contemplated by the Prospectus in that Member State, except that it may make an offer to the public of such Securities in that Member State:

(i)            at any time to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)            to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the Company for any such offer; or

1     Article 5(d), (e) and (f) are alternatives. The correct form for a given deal will depend on the nature of the offering.

(iii)            at any time in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Securities referred to in (i) to (iii) above shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Offer Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

(g)            It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or “FSMA”) received by it in connection with the issue or sale of the Securities which are the subject of the offering contemplated by the Prospectus (the “Offer Securities”) in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

(h)            It has complied and will comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to the Offer Securities in, from or otherwise involving the United Kingdom.

(i)            If applicable per the Underwriting Agreement, it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities to any retail investor in the UK. For the purposes of this provision:

(i)            the expression “retail investor” means a person who is one (or more) of the following:

(A)            a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the "EUWA");

(B)            a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the "FSMA") and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(C)            not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(ii)            the expression “an offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities.2

(j)            If applicable per the Underwriting Agreement, it has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Prospectus to the public in the UK, except that it may make an offer of such Securities to the public in the UK to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation, provided that no such offer of Securities shall require the Company or any underwriters to publish a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

The underwriters shall require any person who acquires the Securities to represent and warrant that he is a Qualified Investor within the meaning of the UK Prospectus Regulation.

For the purposes of this provision, the expression “an offer of Securities to the public” in relation to any Securities means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

(k)            If applicable per the Underwriting Agreement, it has not made and will not make an offer of Securities which are the subject of the offering contemplated by the Prospectus to the public in the United Kingdom, except that it may make an offer of such Securities to the public in the United Kingdom:

(i)            to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(ii)            to fewer than 150 natural or legal persons in the United Kingdom (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) subject to obtaining the prior consent of the relevant underwriters or underwriter nominated by the Company for any such offer; or

2        Article 5(i), (j) and (k) are alternatives. The correct form for a given deal will depend on the nature of the offering.

(iii)            at any time in any other circumstances falling within section 86 of the FSMA,

        provided that no such offer of Securities referred to in (i) to (iii) above shall require the Company or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

        For the purposes of this provision, the expression “an offer of Securities to the public” in relation to any Securities means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

6.            Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests during the offering period by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b)            Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)            No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (ii) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act and (iii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities (as applicable) or of any debt securities or preferred stock issued or guaranteed by the Company (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described or contemplated in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), the effect of which in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the Closing Date on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Officer’s Certificate. The Representative shall have received on and as of the Closing Date certificates of two authorized representatives of the Company who have knowledge of the Company’s financial matters and are reasonably satisfactory to the Representative (i) confirming that such officers have reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(a) and (b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)            Comfort Letters. On the date of this Agreement and on the Closing Date, the Company’s independent public accountant(s) shall have furnished to the Representative, at the request of the Company, a letter, dated the date of delivery thereof and addressed to the Underwriters, in the form and substance reasonably satisfactory to the Representative, to the effect set forth in an annex to the Underwriting Agreement; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to such date.

(g)            Opinion and 10b-5 Statement of Counsel for the Company. Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to the Representative, their written opinion and 10b-5 negative comfort letter, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in an annex to the Underwriting Agreement.

(h)            Opinion of Luxembourg Counsel for the Company. Elvinger Hoss Prussen, Luxembourg, societé anonyme, counsel for the Company, shall have furnished to the Representative their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in an annex to the Underwriting Agreement.

(i)            Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 negative comfort letter of Allen & Overy LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)            No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any U.S. federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)            Incorporation and Valid Existence. The Representative shall have received on and as of the Closing Date reasonably satisfactory evidence of the due incorporation and valid existence of the Company in Luxembourg, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(l)            Executed Indenture. If Debt Securities are being issued on the Closing Date, the Company shall have entered into the Indenture at the Closing Date, and the Representatives shall have received executed copies thereof.

(m)            Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(n)            Lock-Up Agreements. If Equity Securities are being issued on the Closing Date, the “lock-up” agreements relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the Closing Date, shall be full force and effect on the Closing Date.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.            Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all duly documented losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use therein.

(b)            Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph 7(a) above, but only with respect to any duly documented losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the Underwriter Information (as defined in the Underwriting Agreement).

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.

If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 in such proceeding that the Indemnifying Person may designate and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and reasonable and documented expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representative and any such separate firm for the Company, its directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by the Indemnifying Person of such request and (ii) (A) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement or (B) the Indemnifying Person shall not have, on or before the 90th day after the receipt by the Indemnifying Person of such request, disputed in good faith that the fees and expenses claimed by the Indemnified Party are payable by the Indemnifying Person hereunder. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or was threatened to be made a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)            Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.            Termination. This Agreement may be terminated in the absolute discretion of the Representative, by written notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the U.S. over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or the U.S. over-the-counter market (other than as a result of exchange or market wide trading suspensions); (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

9.            Defaulting Underwriter. (a)  If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company and counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount or, if applicable, number, of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount or number, of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount or number of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount or number of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)            If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount or number of such Securities that remains unpurchased or the number of Securities that remains unpurchased, as applicable, exceeds one-eleventh of the aggregate principal amount or number of all the Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)            Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

10.            Payment of Expenses. (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all reasonable and documented costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any stamp or transfer taxes payable in connection therewith; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the filing fees, if any, incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, Inc. (FINRA); (v)the fees and expenses of the Company’s counsel and independent accountants; (vi) any fees charged by rating agencies for rating or confirming the rating agency treatment of the Securities; (vii) the fees and expenses of the Trustee, the Securities Administrator, any registrar, and any paying or calculation agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors. For the sake of clarity, the Company shall not be obligated to pay, or cause to be paid, the fees of legal counsel to the Underwriters.

(b)            If (i) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (ii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement (other than as a result of termination of this Agreement pursuant to Section 8(i), 8(iii) or 8(iv)), the Company agrees to reimburse the Underwriters for all out-of-pocket reasonable and documented costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12.            Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or the Underwriters. The provisions of Section 7 and Section 10 will survive the termination or cancellation of this Agreement.

13.            Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City, Paris or Luxembourg; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act; (e) the term “significant subsidiary” has the meaning set forth in Rule 1.02(w) of Regulation S-X promulgated by the Commission; and (f) the term “Group” means the Company and its subsidiaries that are included in the Company’s most recently published financial statements on a fully integrated basis.

14.            Submission to Jurisdiction; Appointment of Agent for Service. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to this Agreement. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b)            The Company hereby irrevocably appoints ArcelorMittal Sales and Administration LLC, 833 W. Lincoln Highway, Suite 200E, Schererville, Indiana 46375, United States of America, as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any manner permitted by applicable law in any such suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as its agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect

15.            Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.            Recognition of the U.S. Special Resolution Regimes (if applicability is specified in the Underwriting Agreement).

(a)            In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            For the purposes of this Agreement: “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.            Contractual Recognition of Bail-in (if applicability is specified in the Underwriting Agreement). Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the parties hereto, each counterparty to a BRRD Party (as defined below) acknowledges and accepts that a BRRD Liability (as defined below) arising under this Agreement may be subject to the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority (as defined below), and acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any BRRD Party (“Relevant BRRD Party”) to it under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon; (ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person (and the issue to or conferral on the other BRRD Party of such shares, securities or obligations); (iii) the cancellation of the BRRD Liability; or (iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)            the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

(c)            For the purposes of this Agreement: “Bail-in Legislation” shall mean, in relation to the UK and a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; “Bail-in Powers” shall mean any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; “BRRD” shall mean Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms; “BRRD Party” shall mean any Underwriter subject to Bail-in Powers; “EU Bail-in Legislation Schedule” shall mean the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/; “BRRD Liability” shall mean a liability in respect of which the relevant Write-down and Conversion Powers in the applicable Bail in Legislation may be exercised; and “Relevant Resolution Authority” shall mean the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant BRRD Party.

18.            MiFID II Product Governance (if applicability is specified in the Underwriting Agreement). Solely for the purposes of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules (each a “Manufacturer”): (a) each Manufacturer (as defined in the Underwriting Agreement) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to (i) the target market for the offering of the Securities, (ii) the eligible distribution channels for dissemination of the Securities, as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (iii) the requirement to carry out a product approval process; and (b) the Underwriters (other than the Manufacturers) and the Company note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Registration Statement, the Time of Sale Information and the Prospectus.

19.            UK MiFIR Product Governance (if applicability is specified in the Underwriting Agreement). Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules (each a “UK Manufacturer”): (a) each UK Manufacturer (as defined in the Underwriting Agreement) acknowledges that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to (i) the target market for the offering of the Securities, (ii) the eligible distribution channels for dissemination of the Securities, as described in the Registration Statement, the Time of Sale Information and the Prospectus, and (iii) the requirement to carry out a product approval process; and (b) the Underwriters (other than the UK Manufacturers) and the Company note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturer(s) and the related information set out in the Registration Statement, the Time of Sale Information and the Prospectus.

20.            Miscellaneous. (a)  Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to it at the addresses and facsimile numbers specified in the Underwriting Agreement. Notices to the Company shall be given to it at 24-26 boulevard d’Avranches, L-1160 Luxembourg, Grand Duchy of Luxembourg; Attention: Group Funding Department and copy to Immeuble Théodore, 1-3 rue Blanche, 75009 Paris, France; Attention: Group Funding Department.

(c)            Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York. For the avoidance of doubt, the provisions of article 86 to 94-8 of the Luxembourg law of August 10, 1915 on commercial companies, as amended, do not apply to the Securities.

(d)            Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)            Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)            References to European Union laws. References to EU regulations or directives in this Agreement include, in relation to the United Kingdom, those regulations or directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 or have been implemented in UK domestic law, as appropriate.

Annex A

[Form of Underwriting Agreement]

Underwriting Agreement

________, 20__

[Name(s) of Representative(s)]
As Representative(s) of the several Underwriters
listed in Schedule 1 hereto
c/o [Name(s) and Address(es) of Representatives]

Ladies and Gentlemen:

ArcelorMittal, a Luxembourg société anonyme (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom [       ] [is][are] acting as representative(s) (the “Representative(s)”), [$_________ principal amount of its [____% Notes due 20__]] [ ___ shares] having the terms set forth in Schedule 2 hereto (the “Securities”). [The Securities will be issued pursuant to an Indenture dated as of June 1, 2015, among the Company, Wilmington Trust, National Association as trustee (the “Trustee”) and Citibank, N.A. as securities administrator (the “Securities Administrator”), as supplemented by a supplemental indenture to be dated as of _____, 202_ (the “Indenture”).] [The Securities will be issued pursuant to an Indenture dated as of January 16, 2013, among the Company, Wilmington Trust, National Association as trustee (the “Trustee”) and Citibank, N.A. as securities administrator (the “Securities Administrator”), as supplemented by a supplemental indenture thereto dated as of _____, 202_ (the “Indenture”).]

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to [____% of the principal amount thereof, plus accrued interest, if any, from ___________, 20__ to the [applicable] Closing Date (as defined below)]. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus.

Schedule 3 hereto sets forth information that together with the Preliminary Prospectus used most recently prior to the execution of this Underwriting Agreement, constitute the Time of Sale Information made available at the Time of Sale. The “Time of Sale” with respect to the Securities is defined as [TIME], on [DATE]. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Annex A-1

Payment for and delivery of the Securities shall be made at the offices of [specify closing location] at 10:00 A.M., New York City time, on ________, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative(s) and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

[Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative(s) not later than 1:00 P.M., New York City time, on the business day prior to the [applicable] Closing Date.][to be revised as needed for Equity Securities]

The Company and the Underwriters acknowledge and agree that the only information (the “Underwriter Information”) relating to any Underwriter which has been furnished to the Company by any Underwriter expressly for use in the Registration Statement, including the Basic Prospectus included therein, the Preliminary Prospectus or any Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information consists of the following: the legal and marketing names of the Underwriters [on the cover page and in the first paragraph under the heading “Underwriting” in the prospectus supplement included in the Preliminary Prospectus and in the prospectus supplement included in the Prospectus, the information contained in the table and in the [third], [fourth], [seventh], [eighth], [ninth] and [tenth] full paragraphs and in “Other Relationships” under the heading “Underwriting” in the prospectus supplement included in the Preliminary Prospectus and the prospectus supplement included in the Final Prospectus, and the following information in the final Pricing Term Sheets dated [          ]: (i) the Spread to Benchmark Treasury, (ii) Benchmark Treasury and (iii) the Benchmark Treasury Price and Yield].

[Include MIFID II language, if applicable]

[Include UK MiFIR language, if applicable]

Notices to the Underwriters shall be given at: [          ]

[Except as specified below,] All provisions contained in the document entitled ArcelorMittal Underwriting Agreement Standard Provisions, which was filed as Exhibit 1.1 to the Registration Statement on Form F-3 dated [add in date once filing date known], 2024 (File No.  333-[          ]), are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

Annex A-2

[Specify applicability or changes to Section 3(cc)]

[Specify applicability or changes to Section 5(c), and which of Section 5(d), (e), (f), (i), (j) and (k) applies]

[Specify applicability of Sections 16, 17 and 18 and define “Manufacturer” and “UK Manufacturer” if applicable]

[Add any provisions specific to the issuance of Rights (including centralization, trading, listing)]

[If applicable: The Company has submitted an application for the Securities to be listed and admitted to trading on the New York Stock Exchange, which, if so determined in the discretion of the Representatives in consultation with the Company, shall be completed after the date hereof. In connection with such application, the Company shall endeavor to obtain the listing as promptly as practicable and the Company shall furnish any and all documents, instruments, information and undertakings that may be necessary or advisable in order to obtain or maintain the listing, if any.][Any amendments or additions to the ArcelorMittal Underwriting Agreement Standard Provisions]

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this agreement may be delivered by facsimile, electronic mail (including Adobe pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the Underwriters represents and warrants that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in that Underwriter’s constitutive documents.

Annex A-3

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

ARCELORMITTAL

By:
Name:
Title:

By:
Name:
Title:

Accepted: ________, 20__

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

[          ]

By

Authorized Signatory

Annex A-4

Schedule 1

Underwriter	Principal Amount or Number of Securities

[$]

Total	[$]

Schedule 1-1

Schedule 2

Common Stock

Purchase Price per Share:

Price to the Public per Share:

Number of Firm Securities:

Number of Additional Securities:

Debt Securities

Representative(s) and Address(es) for Notices:

Purchase Price: $[         ] per [$1,000] principal amount

Certain Terms of the Securities:

Title of Securities: [____% Notes due 20__] Aggregate Principal Amount of

Securities:  $_________

Maturity Date:  _________, 20__

Interest Rate:  ___%

Interest Payment Dates:  ______ and ______, commencing ______, 20__

Record Dates:  ______ and ______

Redemption Provisions:

[Other Provisions:]

Rights

Designation of the Series of Rights:

Securities for which the Rights are exercisable:

Aggregate Number of Rights:

Exercise price for the Rights

Purchase Price per Right

Price to the Public per Right:

Dates upon which Rights may be exercised:

Record Date:

Expiration Date:

Schedule 2-1

Form:

Currency in which exercise payments shall be made:

Minimum number of Rights exercisable by any holder on any day:

Maximum number of Rights exercisable on any day:

Formula for determining Cash Settlement Value:

Exchange Rate (or method of calculation):

Exchange on which Rights are to be listed:

Schedule 2-2

Schedule 3

Time of Sale Information

1.            List each document or any information provided as an amendment or supplement to the Preliminary Prospectus

2.            Term sheet containing the terms of the Securities, substantially in the form of Schedule 4

Schedule 3-1

Schedule 4

ArcelorMittal

Pricing Term Sheet3

Issuer:
Security description:	% notes due 20__ ___ shares
Size:	$_____
Price:	% of face amount
Maturity:	_____ __, 20__
Coupon:	_____%
Yield to maturity:	_____%
[Benchmark Treasury:]	_____]
[Spread to Benchmark Treasury:	_____%]
[Benchmark Treasury [Price] and Yield:	_____ _____%]
[Reference Treasury Dealers:]
Interest Payment Dates:	_____ and _____, commencing _____,
[Proceeds to Company Before Expenses:]
[Use of Proceeds:]
[Change of control:	101%]

[Make-whole spread:	]
Trade date:
Settlement:	T+_; _____ __, 20__
CUSIP:
ISIN:
Denominations/Multiple:
Underwriters:
[ ]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [ ] at [. ]]

3 Make appropriate changes for Rights to Purchase Ordinary Shares.

Schedule 4-1

Annex B

[Form of Comfort Letter]

[To be provided]

Annex B-1

Annex C

[Form of Opinion of Cleary Gottlieb Steen & Hamilton LLP, Counsel for the Company]

Annex C-1

Annex D

[Form of Opinion of Luxembourg Counsel to the Company]

Annex D-1